Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31,
	2004	2003
	(unaudited; dollars and units in millions, except per unit amounts)

Operating revenue	$982.5	$896.1

Operating expenses
Cost of natural gas	821.8	753.5
Operating and administrative	62.3	52.6
Power	17.2	12.7
Depreciation and amortization	28.6	23.4

	929.9	842.2

Operating income	52.6	53.9

Interest expense	(21.6)	(21.3)
Other income (expense)	2.1	—

Net income	$33.1	$32.6

Net income allocable to common and i-units	$27.6	$27.7

Net income per common and i-unit	$0.50	$0.62

Weighted average units outstanding	54.7	44.6

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31, 2004	December 31, 2003
	(unaudited; dollars in millions)
ASSETS

Current assets
Cash and cash equivalents	$76.0	$64.4
Receivables, trade and other, net of allowance for doubtful accounts of $3.5 in 2004; $2.9 in 2003	31.1	46.3
Due from General Partner and affiliates	0.9	7.2
Accrued gas receivables	274.4	249.7
Other current assets	23.9	41.2
	406.3	408.8

Property, plant and equipment, net	2,590.0	2,465.6
Other assets, net	29.4	22.9
Goodwill	257.3	257.3
Intangibles, net	76.4	77.2
	$3,359.4	$3,231.8

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Due to General Partner and affiliates	$7.4	$1.8
Accounts payable and other	85.9	85.1
Accrued gas purchases	249.2	230.6
Interest payable	24.4	6.8
Property and other taxes payable	20.6	18.3
Current maturities and short-term debt	81.0	246.0
	468.5	588.6

Long-term debt	1,375.7	1,155.8
Loans from General Partner and affiliates	135.3	133.1
Commitments, contingencies and environmental liabilities	5.8	7.9
Deferred credits	71.5	33.1
	2,056.8	1,918.5

Partners’ capital
Class A common units (Units issued – 40,616,134 in 2004 and 40,166,134 in 2003)	917.4	914.9
Class B common units (Units issued – 3,912,750 in 2004 and 2003)	63.7	64.2
i-units (Units issued – 10,251,168 in 2004 and 10,062,170 in 2003)	376.7	370.7
General Partner	27.8	27.5
Accumulated other comprehensive loss	(83.0)	(64.0)
	1,302.6	1,313.3
	$3,359.4	$3,231.8

NET INCOME PER COMMON AND i-UNIT

Net income per common and i-unit is computed by dividing net income, after deduction of the Enbridge Energy Company, Inc’s. (the “General Partner”) allocation, by the weighted average number of Class A and Class B common units and i-units outstanding.  The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership.  Net income per common and i-unit was determined as follows:

	Three months ended March 31,
	2004	2003
	(dollars and units in millions, except per unit amounts)

Net income	$33.1	$32.6

Net income allocated to General Partner	(0.7)	(0.7)
Incentive distributions to General Partner	(4.7)	(4.1)
Historical cost depreciation adjustments allocated to General Partner	(0.1)	(0.1)
	(5.5)	(4.9)

Net income allocable to common and i-units	$27.6	$27.7

Weighted average units outstanding	54.7	44.6

Net income per common and i-unit	$0.50	$0.62

SEGMENT INFORMATION

The Partnership’s business is divided into operating segments, defined as components of the enterprise about which financial information is available and evaluated regularly by the Partnership in deciding how to allocate resources to an individual segment and in assessing performance of the segment.

The following tables present certain financial information relating to the Partnership’s business segments (dollars in millions):

	As of and for the three months ended March 31, 2004
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Total
Total revenue	$91.7	$790.8	$31.0	$596.9	$—	$1,510.4
Less: Intersegment revenue	—	196.9	1.2	329.8	—	527.9
Operating revenue	91.7	593.9	29.8	267.1	—	982.5

Cost of natural gas	—	541.0	16.7	264.1	—	821.8
Operating and administrative	27.8	27.4	5.0	0.8	1.3	62.3
Power	17.2	—	—	—	—	17.2
Depreciation and amortization	16.1	8.9	3.6	—	—	28.6
Operating income	30.6	16.6	4.5	2.2	(1.3)	52.6
Interest expense	—	—	—	—	(21.6)	(21.6)
Other income	—	—	—	—	2.1	2.1
Net income	$30.6	$16.6	$4.5	$2.2	$(20.8)	$33.1

Total assets	$1,622.6	$1,065.6	$414.1	$199.1	$58.0	$3,359.4
Goodwill	$—	$171.9	$65.0	$20.4	$—	$257.3
Capital expenditures (excluding acquisitions)	$79	$12.0	$1.3	$—	$0.4	$21.6

	As of and for the three months ended March 31, 2003
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Total
Total revenue	$85.4	$573.9	$31.3	$567.7	$—	$1,258.3
Less: Intersegment revenue	—	71.6	1.8	288.8	—	362.2
Operating revenue	85.4	502.3	29.5	278.9	—	896.1

Cost of natural gas	—	465.0	15.4	273.1	—	753.5
Operating and administrative	26.4	19.0	5.7	0.4	1.1	52.6
Power	12.7	—	—	—	—	12.7
Depreciation and amortization	14.4	5.6	3.4	—	—	23.4
Operating income	31.9	12.7	5.0	5.4	(1.1)	53.9
Interest expense	—	—	—	—	(21.3)	(21.3)
Other income	—	—	—	—	—	—
Net income	$31.9	$12.7	$5.0	$5.4	$(22.4)	$32.6

Total assets	$1,496.2	$750.7	$421.9	$269.0	$55.1	$2,992.9
Goodwill	$—	$146.1	$72.9	$20.3	$—	$239.3
Capital expenditures (excluding acquisitions)	$4.9	$11.2	$1.3	—	$0.9	$18.3